As filed with the Securities and Exchange Commission on June 9, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KeyCorp	Ohio	34-6542451
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

127 Public Square	James L. Waters, Esq.
Cleveland, Ohio 44114-1306	General Counsel and Secretary
(216) 689-3000	KeyCorp
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	127 Public Square
Cleveland, Ohio 44114-1306
(216) 689-3000
(Name, address and telephone number, including area code, of agent for service)

Copy to:

James J. Barresi, Esq.

Squire Patton Boggs (US) LLP

1000 Key Tower

127 Public Square

Cleveland, Ohio 44114-1304

(216) 479-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

(216) 689-3000

Debt Securities

Preferred Stock

Depositary Shares

Common Shares

Warrants

Purchase Contracts

Units

The securities of each class listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and any applicable pricing supplement.

This prospectus, together with the relevant prospectus supplement and pricing supplement, if any, describing the terms of the specific securities being offered and sold, may be used by our affiliates, including KeyBanc Capital Markets, in connection with offers and sales of such securities referred to above. These affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. Our affiliates, including KeyBanc Capital Markets, do not have any obligation to make a market in the above referenced securities, and may discontinue their market-making activities at any time without notice, in their sole discretion.

KeyBanc Capital Markets is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, the participation of such entity in the offerings of such securities will conform to the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

Investing in these securities involves risks. Potential purchasers of the securities should consider the information set forth in the “Risk Factors” section in the applicable prospectus supplement and the discussion of risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission, which are incorporated by reference into this prospectus.

These securities will be our equity securities or unsecured obligations and will not be deposits or other obligations of any of our bank or nonbank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Our common stock is listed on the New York Stock Exchange under the symbol “KEY.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 9, 2023.

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities identified in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or any prospectus supplement or pricing supplement, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Accordingly, you should rely only on the information provided in this prospectus and any prospectus supplement that we have authorized describing the terms of the specific securities being offered. You should not assume that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the date of the applicable document. This prospectus and any prospectus supplement or pricing supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described therein, or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

The words “Key,” “Company,” “we,” “our,” “ours” and “us” as used herein refer to KeyCorp and its subsidiaries, unless otherwise stated.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at http://www.key.com. Information on our website does not constitute part of and is not incorporated by reference in this prospectus or any prospectus supplement.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including any amendment to such documents, until we or any underwriters sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2022.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

•

Current Reports on Form 8-K filed on January  19, 2023 (excluding that information designated in such Current Report as furnished and not filed), March  16, 2023, April  20, 2023 (excluding that information designated in such Current Report as furnished and not filed) and May 12, 2023.

•

The description of our common stock set forth in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2022, including any other amendment or reports filed for the purpose of updating such description.

Unless stated otherwise in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

We will provide to each person (including any beneficial owner) to whom a prospectus is delivered, a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, on the written or oral request of any such person by writing to or telephoning us at the following address:

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

Attention: Investor Relations

(216) 689-4221

KEYCORP

KeyCorp, organized in 1958 under the laws of the State of Ohio, is headquartered in Cleveland, Ohio. We are a bank holding company under the Bank Holding Company Act of 1956, as amended, and one of the nation’s largest bank-based financial services companies. KeyCorp is the parent holding company for KeyBank National Association (“KeyBank”), its principal subsidiary, through which most of our banking services are provided. Through KeyBank and certain other subsidiaries, we provide a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance, student loan refinancing, commercial mortgage servicing and special servicing, and investment banking products and services to individual, corporate, and institutional clients.

Our common stock is listed on the New York Stock Exchange under the under the symbol “KEY.” Our principal executive offices are located at 127 Public Square, Cleveland, Ohio 44114. Our telephone number is (216) 689-3000.

USE OF PROCEEDS

Except as may be described otherwise in the applicable prospectus supplement or pricing supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including investments in and advances to our bank and nonbank subsidiaries, reduction of borrowings or indebtedness, short and long-term investments and financing possible future acquisitions including, without limitation, the acquisition of banking and nonbanking companies and financial assets and liabilities. All or a portion of the net proceeds from the sale of the securities offered by this prospectus may also be used to finance, in whole or in part, our repurchase of common shares pursuant to any share repurchase program and additional securities repurchases undertaken from time to time.

VALIDITY OF SECURITIES

The validity of the securities will be passed upon for us by Squire Patton Boggs (US) LLP, Cleveland, Ohio, or by counsel identified in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of KeyCorp appearing in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of KeyCorp’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and KeyCorp management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information of KeyCorp for the three-month periods ended March 31, 2023 and March 31, 2022, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 4, 2023, included in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

Debt Securities

Preferred Stock

Depositary Shares

Common Shares

Warrants

Purchase Contracts

Units

PROSPECTUS

June 9, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby (other than underwriting discounts and commissions):

Registration Statement filing fees		$(1)
Printing expenses	25,000
Trustee and Depositary fees and expenses	50,000
Attorneys’ fees and expenses	200,000
Accounting fees and expenses	75,000
Miscellaneous	25,000

Total:	$375,000	(1)(2)

(1)

The registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(2)

Additional information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided by post-effective amendment at the time that such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.	Indemnification of Directors and Officers.

Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation’s best interests.

Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

The Third Amended and Restated Regulations of KeyCorp provide that KeyCorp shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, or employee of KeyCorp or of any other bank, corporation, partnership, trust, or other enterprise for which he was serving as a director, officer, or employee at the request of KeyCorp.

Under the terms of KeyCorp’s directors’ and officers’ liability and company reimbursement insurance policy, directors and officers of KeyCorp are insured against certain liabilities, including liabilities arising under the Securities Act.

KeyCorp is party to Change of Control Agreements with certain executive officers (including Christopher M. Gorman, who is party to a Change of Control Agreement (Tier I) and Victor B. Alexander, Amy M. Brady, Trina M. Evans, Brian L. Fishel, Kenneth C. Gavrity, Clark H. Khayat, Allyson M. Kidik, Angela G. Mago, Mark W. Midkiff, Andrew J. Paine III, Douglas M. Schosser, Jaime Warder, and James L. Waters, who are each party to a Change in Control Agreement (Tier II)) pursuant to which KeyCorp has agreed to indemnify the officer, to the fullest extent permitted or authorized by Ohio law, if the officer is made or threatened to be made a party to any action, suit, or proceeding by reason of the officer’s serving as employee, officer, or director of KeyCorp and/or any of its subsidiaries, and KeyCorp has agreed to advance expenses incurred by the officer in defending any such action, suit, or proceeding.

Item 16.	Exhibits.

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

Exhibit No.	Exhibit

1(a)	Form of Underwriting Agreement.*

1(b)	Form of Distribution Agreement.*

4(a)	Third Amended and Restated Articles of Incorporation of KeyCorp, effective May 23, 2019. Incorporated herein by reference to Exhibit 3.2 to Form 8-K filed on May 24, 2019.

4(b)	Certificate of Amendment to the Third Amended and Restated Articles of Incorporation of KeyCorp with respect to Fixed Rate Reset Perpetual Non-Cumulative Preferred Stock, Series H, filed August 22, 2022. Incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on August 24, 2022.

4(c)	Third Amended and Restated Regulations of KeyCorp, effective May 23, 2019. Incorporated herein by reference to Exhibit 3.2 to Form 10-Q for the quarter ended June 30, 2019.

4(d)	First Amendment to the Third Amended and Restated Regulations of KeyCorp, effective May 13, 2021. Incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on May 14, 2021.

4(e)	Description of KeyCorp’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934. Incorporated herein by reference to Exhibit 4.1 to Form 10-K for the year ended December 31, 2022.

4(f)	Senior Indenture between KeyCorp and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee. Incorporated herein by reference to Exhibit 4(c) to Registration Statement on Form S-3, File No. 33-58405, filed with the SEC on April 3, 1995 (“Registration Statement No. 33-58405”).

4(g)	First Supplemental Indenture to Senior Indenture dated November 14, 2001 between KeyCorp and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee. Incorporated herein by reference to Exhibit 4(p) to Registration Statement on Form S-3, File No. 333-73380, filed with the SEC on November 15, 2001 (“Registration Statement No. 333-73380”).

4(h)	Second Supplemental Indenture to Senior Indenture dated November 13, 2013 between KeyCorp and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee. Incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on November 13, 2013.

4(i)	Third Supplemental Indenture to Senior Indenture dated May 23, 2022 between KeyCorp and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee. Incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on May 23, 2022.

4(j)	Subordinated Indenture between KeyCorp and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee. Incorporated herein by reference to Exhibit(4)(d) to Registration Statement No. 33-58405.

4(k)	First Supplemental Indenture to Subordinated Indenture dated November 14, 2001 between KeyCorp and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee. Incorporated herein by reference to Exhibit 4(q) to Registration Statement No. 333-73380.

4(l)	Second Supplemental Indenture to Subordinated Indenture dated November 13, 2013 between KeyCorp and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee. Incorporated herein by reference to Exhibit 4.2 to Form 8-K filed on November 13, 2013.

4(m)	Form of Floating Rate Senior Note.*

4(n)	Form of Fixed Rate Senior Note.*

4(o)	Form of Floating Rate Subordinated Note.*

4(p)	Form of Fixed Rate Subordinated Note.*

4(q)	Form of Senior Master Global Note.*

4(r)	Form of Subordinated Master Global Note.*

4(s)	Form of Warrant Agreement.*

4(t)	Form of Warrant Certificate.*

4(u)	Form of Deposit Agreement.*

4(v)	Form of Depositary Receipt.*

4(w)	Form of Purchase Contract Agreement.*

4(x)	Form of Unit Agreement, including form of Unit Certificate.*

5(a)	Opinion of Squire Patton Boggs (US) LLP as to the validity of the securities to be registered.

8(a)	Opinion of Tax Counsel as to certain tax matters.*

15(a)	Acknowledgment of Ernst & Young LLP.

23(a)	Consent of Ernst & Young LLP.

23(b)	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5(a)).

23(c)	Consent of Tax Counsel (included in Exhibit 8(a)).

24(a)	Power of Attorney.

25(a)	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to act as Senior Trustee under the Senior Indenture.

25(b)	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to act as Subordinated Trustee under the Subordinated Indenture.

107	Filing Fee Table.

*

To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 C.F.R. § 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 (17 C.F.R. § 239.13) or Form F-3 (17 C.F.R. § 239.33) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (17 C.F.R. § 230.430B):

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 C.F.R. § 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of the registrant’s securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file applications for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305 (b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 9, 2023.

KEYCORP

By:	/s/ James L. Waters
Name:	James L. Waters
Title:	General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, Chief Executive Officer (Principal Executive Officer), and Director	June 9, 2023
Christopher M. Gorman

*	Chief Financial Officer (Principal Financial Officer)	June 9, 2023
Clark H.I. Khayat

*	Chief Accounting Officer (Principal Accounting Officer)	June 9, 2023
Douglas M. Schosser

*	Director	June 9, 2023
Alexander M. Cutler

*	Director	June 9, 2023
H. James Dallas

*	Director	June 9, 2023
Elizabeth R. Gile

*	Director	June 9, 2023
Ruth Ann M. Gillis

*	Director	June 9, 2023
Robin N. Hayes

*	Director	June 9, 2023
Carlton L. Highsmith

*	Director	June 9, 2023
Richard J. Hipple

*	Director	June 9, 2023
Devina A. Rankin

*	Director	June 9, 2023
Barbara R. Snyder

*	Director	June 9, 2023
Richard J. Tobin

*	Director	June 9, 2023
Todd J. Vasos

*	Director	June 9, 2023
David K. Wilson

*By:	/s/ James L. Waters
Name:	James L. Waters
Title:	Attorney-In-Fact
June 9, 2023